Exhibit 99.1

Ondas to Host OAS Investor Day on January 16, 2026, Highlighting Updated Business Plan, Core+ Strategic Growth Program, and 2026 Financial Outlook

Investor update will focus on Ondas’ transformation into a scaled, high-growth operating platform following significant execution milestones in 2025

2026 outlook to include anticipated revenue growth, key financial assumptions, investment priorities, and progress toward improved operating leverage as the Company scales

WEST PALM BEACH, FL / January 5, 2026 /  Ondas Holdings Inc. Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced that it will host OAS Investor Day 2026 on Friday, January 16, 2026.

The virtual Investor Day will feature a comprehensive update on Ondas’ 2026 business plan, with a primary focus on OAS and the Company’s evolution in 2025 into a high-growth, integrated operating platform. Senior leadership will outline the Company’s strategic priorities, operating model, and capital allocation framework as Ondas enters its next phase of scaled execution.

Management will review the Company’s Core+ Strategic Growth Program for 2026 and beyond, detailing how Ondas is combining disciplined execution of its core businesses with targeted strategic investments, partnerships, and acquisitions to accelerate growth, expand global market reach, and enhance long-term shareholder value. The presentation will highlight how Ondas’ operating platform—spanning technology, manufacturing, go-to-market execution, and capital formation—positions the Company to support increasing customer demand across defense, homeland security, and critical infrastructure markets.

In addition, Ondas expects to provide a financial update and outlook for 2026, including discussion of anticipated revenue growth, investment priorities, and progress toward improved operating leverage as the Company scales. Management will outline key financial assumptions underpinning the 2026 plan, capital requirements to support growth initiatives, and the Company’s approach to balancing near-term investment with long-term value creation for shareholders.

The Investor Day will also provide an update on OAS’ product portfolio, including its unmanned aerial and ground systems and counter-UAS platforms, progress in global customer engagements, and the Company’s roadmap for scaling production, field operations, and international deployments. Management will discuss how investments made in 2025 have strengthened Ondas’ ability to execute as a unified, global operating company.

A question-and-answer session with senior management will follow the formal presentation.

Event Details:

●	Date: Friday, January 16, 2026
●	Time: 10:00 AM ET
●	Location: Virtual Investor Day
●	Registration: Here

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

Ondas Autonomous Systems (“OAS”) delivers a portfolio of AI-powered defense and security platforms deployed globally to protect sensitive sites, populations, and critical infrastructure. Through its operating companies—American Robotics, Airobotics, Apeiro Motion, Roboteam Ltd., and Sentrycs—OAS provides an integrated suite of autonomous aerial, ground, and counter-UAS solutions. These include the Optimus System, the first FAA-certified small UAS for fully automated aerial security and data capture; Iron Drone Raider, an autonomous counter-UAS interception platform; Roboteam’s combat-proven tactical ground robotic systems for special operations and other military forces; Apeiro Motion’s advanced ground robotics and tethered UAV systems with proprietary navigation and communications technologies; and Sentrycs’ Cyber-over-RF (CoRF) and protocol-manipulation counter-UAS solutions.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings Inc.: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Stenrycs: www.sentrycs.com, X and LinkedIn

For Roboteam: www.robo-team.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Holdings Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com